Exhibit 8(o)
(INVESTOR)
PARTICIPATION AGREEMENT
Among
TRANSAMERICA SERIES TRUST
TRANSAMERICA CAPITAL, INC.
and
MERRILL LYNCH LIFE INSURANCE COMPANY
     THIS AGREEMENT, made and entered into this 20th day of October, 2008, by and among Merrill Lynch Life Insurance Company (hereinafter the “Insurance Company”), an Arkansas corporation, on its own behalf and on behalf of each segregated asset account of the Insurance Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the “Account”), Transamerica Series Trust (the “Trust”) and Transamerica Capital, Inc., a California company (the “Distributor”).
     WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for variable annuity and life insurance contracts to be offered by separate accounts of insurance companies which have entered into participation agreements substantially similar to this Agreement (“Participating Insurance Companies”) and for qualified retirement and pension plans (“Qualified Plans”); and
     WHEREAS, the beneficial interest in the Trust is divided into several series of shares, each designated a “Fund” and representing the interest in a particular managed portfolio of securities and other assets; and
     WHEREAS, the Trust has obtained, or warrants and agrees that prior to any issuance or sale of shares it will obtain an order from the Securities and Exchange Commission (the “SEC”), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by Qualified Plans and by variable annuity and variable life insurance separate accounts of Participating Insurance Companies that may or may not be affiliated with one another (the “Mixed and Shared Funding Exemptive Order”); and
     WHEREAS, the Trust has registered, or warrants and agrees that prior to any issuance or sale of its shares it will register as an open-end management investment company under the 1940 Act and the offering of its shares has been registered, or warrants and agrees

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that prior to any issuance or sale its shares will be registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”); and
     WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the “1934 Act”), and is a member in good standing of the National Association of Securities Dealers, Inc. (the “NASD”); and
     WHEREAS, Distributor is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law; and
     WHEREAS, the Insurance Company has registered under the 1933 Act, or will register under the 1933 Act, certain variable annuity or variable life insurance contracts identified on Schedule B to this Agreement, as amended from time to time hereafter by mutual written agreement of all the parties hereto (the “Contracts”); and
     WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the board of directors of the Insurance Company on the date shown for that Account on Schedule A hereto, to set aside and invest assets attributable to the Contracts; and
     WHEREAS, the Insurance Company has registered or will register each Account as a unit investment trust under the 1940 Act; and
     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Insurance Company intends to purchase shares in the Funds listed on Schedule C to this Agreement as amended from time to time, at net asset value on behalf of each Account to fund the Contracts;
     NOW, THEREFORE, in consideration of their mutual promises, the Insurance Company, the Trust and the Distributor agree as follows:
ARTICLE I. Sale of Trust Shares
     1.1. The Distributor and the Company agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares as set forth in this Article 1 until such time as they mutually agree to utilize the National Securities Clearing Corporation (“NSCC”).
     Upon such mutual agreement, the Distributor and the Company agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through NSCC and its subsidiary systems as set forth in Exhibit I.
     The Distributor agrees to sell to the Insurance Company those shares of the Trust which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the order for the shares of the Trust. For purposes of this Section 1.1, the Insurance Company, or its designee, shall be the

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designee of the Trust for receipt of such orders from the Accounts and receipt by such designee shall constitute receipt by the Trust; provided that the Trust receives notice of such order by 9:30 a.m. a.m., Eastern Time, on the next following Business Day. In this Agreement, “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.
     1.2. The Trust agrees to make its shares available for purchase at the applicable net asset value per share by the Insurance Company and its Accounts on those days on which the Trust calculates its Funds’ net asset values pursuant to rules of the SEC and the Trust shall use reasonable efforts to calculate its Funds’ net asset values on each day on which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the directors of the Trust may refuse to sell shares of any Fund to any person, or suspend or terminate the offering of shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the directors of the Trust acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of that Fund.
     1.3. The Trust agrees that shares of the Trust will be sold only to Accounts of Participating Insurance Companies and to Qualified Plans. No shares of any Fund will be sold to the general public.
     1.4. The Trust will not sell its shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Sections 2.4, 3.4, 3.5, and Article VII of this Agreement is in effect to govern such sales.
     1.5. The Trust agrees to redeem, on the Insurance Company’s request, any full or fractional shares of the Trust held by the Account, executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. However, if one or more Funds has determined to settle redemption transactions for all of its shareholders on a delayed basis (more than one business day, but in no event more than three Business Days, after the date on which the redemption order is received, unless otherwise permitted by an order of the SEC under Section 22(e) of the 1940 Act), the Trust shall be permitted to delay sending redemption proceeds to the Insurance Company by the same number of days that the Trust is delaying sending redemption proceeds to the other shareholders of the Fund. For purposes of this Section 1.5, the Insurance Company shall be the designee of the Trust for receipt of requests for redemption from each Account and receipt by that designee shall constitute receipt by the Trust.
     1.6. The Insurance Company agrees to purchase and redeem the shares of each Fund listed on Schedule C to this Agreement, as amended from time to time, and offered by the then-current prospectus of the Trust in accordance with the provisions of that prospectus.
     1.7. With respect to payment of purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall account for gross purchase and sale orders with respect to each Portfolio and shall transmit one net payment per Portfolio in accordance with the provisions of this Agreement. Payment shall be in federal funds

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transmitted by wire. In the event of net purchase, the Insurance Company shall pay for the Funds’ shares by 11:00 a.m. Eastern time on the next Business Day after an order to purchase shares is made in accordance with the provisions of Section 1.1 hereof. For the purpose of Sections 2.9 and 2.10, upon receipt by the Trust of the wired federal funds, such funds shall cease to be the responsibility of the Insurance Company and shall become the responsibility of the Trust. In the event of net redemption, the Trust shall pay the redemption proceeds by 11:00 a.m. Eastern time on the next Business Day after an order to redeem the shares is made in accordance with the provisions of Section 1.5 hereof. However, payment may be postponed under unusual circumstances, such as when normal trading is not taking place on the New York Stock Exchange, an emergency as defined by the SEC exists, or as permitted by the SEC.
     1.8. Issuance and transfer of the Trust’s shares will be by book entry only. Stock certificates will not be issued to the Insurance Company or any Account. Shares ordered from the Trust will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.
     1.9. The Trust shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Insurance Company of any income, dividends or capital gain distributions payable on the Funds’ shares. The Insurance Company hereby elects to receive all income dividends and capital gain distributions payable on a Fund’s shares in additional shares of that Fund. The Insurance Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Trust shall notify the Insurance Company of the number of shares issued as payment of dividends and distributions.
     1.10. The Trust shall make the net asset value per share for each Fund available to the Insurance Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make those per-share net asset values available by 6:30 p.m., Eastern Time. In the event that the Trust is unable to meet the 6:30 p.m. Eastern time stated herein, it shall provide additional time for the Insurance Company to place orders for the purchase and redemption of shares. Such additional time shall be equal to the additional time which the Trust takes to make the net asset value available to the Insurance Company. In accordance with Section 8.3(a)(iii) hereof, if the Trust provides materially incorrect share net asset value information, the Trust may make an adjustment to the number of shares purchased or redeemed for the Account to reflect the correct net asset value per share. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported to the Insurance Company promptly upon discovery.
ARTICLE II. Representations, Warranties and Agreements
     2.1. The Insurance Company represents, warrants and agrees that the offerings of the Contracts are, or will be, registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that

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the sale of the Contracts shall comply in all material respects with applicable state insurance suitability requirements. The Insurance Company further represents that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under insurance law and has registered, or warrants and agrees that prior to any issuance or sale of the Contracts it will register, the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.
     2.2. The Trust warrants and agrees that Trust shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sale in compliance with the laws of the State of Maryland and all applicable federal securities laws and that the Trust is and shall remain registered under the 1940 Act. The Trust warrants and agrees that it shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Trust shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust or the Distributor.
     2.3. The Trust represents that each Fund is currently, or will elect at the earliest opportunity to be, qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and warrants and agrees that it will make every effort to maintain each Fund’s qualification (under Subchapter M or any successor or similar provision) and that it will notify the Insurance Company immediately upon having a reasonable basis for believing that any Fund has ceased to so qualify or might not so qualify in the future.
     2.4. The Insurance Company represents that the Contracts are currently treated as annuity or life insurance contracts under applicable provisions of the Code and warrants and agrees that it will make every effort to maintain such treatment and that it will notify the Trust and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
     2.5. The Trust may elect to make payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Trust undertakes to have a board of directors, a majority of whom are not interested persons of the Trust, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.
     2.6. The Trust makes no representation or warranty as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies or will comply with the insurance laws or regulations of the various states.
     2.7. The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware and represents, warrants and agrees that it does and will comply in all material respects with the 1940 Act and the laws of the State of Delaware.

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     2.8. The Distributor represents that it is and warrants that it shall remain duly registered as a broker-dealer under all applicable federal and state securities laws and agrees that it shall perform its obligations for the Trust in compliance in all material respects with the laws of the State of and any applicable state and federal securities laws.
     2.9. The Trust and the Distributor represent and warrant that all of their officers, employees, investment advisers, investment sub-advisers, and other individuals or entities described in Rule 17g-1 under the 1940 Act dealing with the money and/or securities of the Trust are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage required currently by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. That fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
     2.10. The Insurance Company represents and warrants that all of its officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust, in an amount not less than $1 million. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
ARTICLE III. Disclosure Documents and Voting
     3.1. The Distributor shall provide the Insurance Company (at the Insurance Company’s expense) with as many copies of the current prospectus for each Fund listed on Schedule C herein as the Insurance Company may reasonably request for distribution to prospective purchasers of contracts. The Distributor shall also provide the Insurance Company (free of charge) with as many copies of the current prospectus for each Fund listed on Schedule C herein as the Insurance Company may reasonably request for distribution to existing Contract owners whose Contracts are funded by shares of such Fund(s). If requested by the Insurance Company in lieu thereof, the Trust shall provide such documentation (including a final copy of the new prospectus as set in type at the Trust’s expense) and other assistance as is reasonably necessary in order for the Insurance Company once each year (or more frequently if the prospectus for the Trust is amended) to have the prospectus for the Contracts and the Trust’s prospectus printed together in one document. All such documents shall be provided to the Insurance Company within time reasonably required to allow for printing and delivery to Contract owners, but no later than five business days prior to the date the documents are required under the then-current regulations to be sent to Contract owners. Except as provided in the following three sentences, all expenses of printing and distributing Trust prospectuses and Statements of Additional Information shall be the expense of the Insurance Company. For prospectuses and Statements of Additional Information provided by the Insurance Company to its existing owners of Contracts in order to update disclosure annually as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Trust. If the Insurance Company chooses to receive camera-ready film in lieu of receiving printed copies of the Trust’s prospectus, the Trust will reimburse the Insurance Company in an amount equal to the product of A and B where A is

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the number of such prospectuses distributed to owners of the Contracts, and B is the Trust’s per unit cost of typesetting and printing the Trust’s prospectus. The same procedures shall be followed with respect to the Trust’s Statement of Additional Information.
     3.2. The Trust’s prospectus shall state that the Statement of Additional Information for the Trust (the “SAI”) is available from the Trust, and the Distributor (or the Trust), at its expense, shall print and provide the SAI free of charge to the Insurance Company and to any owner of a Contract or prospective owner who requests the SAI.
     3.3. The Trust, at its expense, shall provide the Insurance Company with copies of its proxy material, reports to shareholders and other communications to shareholders in such quantity as the Insurance Company shall reasonably require for distributing to Contract owners.
     3.4. If and to the extent required by law, the Insurance Company shall:
(i)	solicit voting instructions from Contract owners;

(ii)	vote the Trust shares of each Fund in accordance with instructions received from Contract owners; and

(iii)	vote Trust shares for which no instructions have been received in the same proportion as Trust shares of that Fund for which instructions have been received;
so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Insurance Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts participating in the Trust calculates voting privileges in a manner consistent with the standards set forth on Schedule D attached hereto and incorporated herein by this reference, which standards will also be provided to the other Participating Insurance Companies. The Insurance Company shall fulfill its obligation under, and abide by the terms and conditions of, the Mixed and Shared Funding Exemptive Order.
     3.5. The Trust will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Trust will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Trust currently intends, comply with Section 16(c) of the 1940 Act as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Trust will act in accordance with the SEC’s interpretation of the requirements of Section 16(a) with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.
ARTICLE IV. Sales Material and Information

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     4.1. The Insurance Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust, or the Distributor is named, at least five Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within five Business Days after receipt of such material.
     4.2. The Insurance Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the Trust’s registration statement, prospectus or SAI, as that registration statement, prospectus or SAI may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee or by the Distributor, except with the permission of the Trust or the Distributor.
     4.3. The Trust, the Distributor, or its designee shall furnish, or shall cause to be furnished, to the Insurance Company or its designee, each piece of sales literature or other promotional material in which the Insurance Company or the Account is named at least five Business Days prior to its use. No such material shall be used if the Insurance Company or its designee reasonably objects to such use within five Business Days after receipt of that material.
     4.4. The Trust and the Distributor shall not give any information or make any representations on behalf of the Insurance Company or concerning the Insurance Company, any Account, or the Contracts other than the information or representations contained in a registration statement, prospectus or statement of additional information for the Contracts, as that registration statement, prospectus or statement of additional information may be amended or supplemented from time to time, or in published reports for any Account which are in the public domain or approved by the Insurance Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Insurance Company or its designee, except with the permission of the Insurance Company.
     4.5. The Trust will provide to the Insurance Company at least one complete copy of each registration statement, prospectus, statement of additional information, report, proxy statement, piece of sales literature or other promotional material, application for exemption, request for no-action letter, and any amendment to any of the above, that relate to the Trust or its shares, contemporaneously with the filing of the document with the SEC, the NASD, or other regulatory authorities.
     4.6. The Insurance Company will provide to the Trust at least one complete copy of each registration statement, prospectus, statement of additional information, report, solicitation for voting instructions, piece of sales literature and other promotional material, application for exemption, request for no-action letter, and any amendment to any of the above, that relates to the Contracts or the Account, contemporaneously with the filing of the document with the SEC, the NASD, or other regulatory authorities.
     4.7. For purposes of this Article IV, the phrase “sales literature or other promotional material” includes, but is not limited to, advertisements, newspaper, magazine, or other

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periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media, sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, shareholder newsletters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.
     4.8. At the request of any party to this Agreement, each other party will make available to the other party’s independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested.
ARTICLE V. Fees and Expenses
     5.1. The Trust and the Distributor shall pay no fee or other compensation to the Insurance Company under this agreement, except as set forth in Section 5.4.
     5.2. All expenses incident to performance by the Trust under this Agreement shall be paid by the Trust. The Trust shall see to it that any offering of its shares is registered and that all of its shares are authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Trust or the Distributor, in accordance with applicable state laws prior to their sale. The Trust shall bear the cost of registration and qualification of the Trust’s shares, preparation and filing of the Trust’s prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Trust’s shares.
     5.3. The Insurance Company shall bear the expenses of printing and distributing to Contract owners the Contract prospectuses and of distributing to Contract owners the Trust’s prospectus, proxy materials and reports.
     5.4. The Insurance Company bears the responsibility and correlative expense for administrative and support services for Contract owners. The Distributor recognizes the Insurance Company, on behalf of each Account, as the sole shareholder of shares of the Trust issued under this Agreement. From time to time, the Distributor may pay amounts from its past profits to the Insurance Company for providing certain administrative services for the Trust or for providing other services that relate to the Trust. In consideration of the savings resulting from such arrangement, and to compensate the Insurance Company for its costs, the Distributor agrees to pay to the Insurance Company an amount equal to per annum of the average aggregate amount invested by the Insurance Company in the Trust under this Agreement. Such payments will be made monthly. The parties agree that such payments are for administrative services and investor support services, and do not constitute payment for

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investment advisory, distribution or other services. Payment of such amounts by the Distributor shall not increase the fees paid by the Trust or its shareholders.
ARTICLE VI. Diversification
     6.1. The Trust will comply with Section 817(h) of the Code and Treasury Regulation Section 1.817-5 relating to the diversification requirements for variable annuity, endowment, modified endowment or life insurance contracts and any amendments or other modifications to that Section or Regulation at all times necessary to satisfy those requirements.
ARTICLE VII. Potential Conflicts
     7.1. The directors of the Trust will monitor each Fund for the existence of any material irreconcilable conflict between the interests of the variable Contract owners of all separate accounts investing in the Trust and the participants of all Qualified Plans investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Fund are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of variable contract owners. The directors of the Trust shall promptly inform the Insurance Company if they determine that an irreconcilable material conflict exists and the implications thereof. The directors of the Trust shall have sole authority to determine whether an irreconcilable material conflict exists and their determination shall be binding upon the Insurance Company.
     7.2. The Insurance Company and the Distributor each will report promptly any potential or existing conflicts of which it is aware to the directors of the Trust. The Insurance Company and the Distributor each will assist the directors of the Trust in carrying out their responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the directors of the Trust with all information reasonably necessary for them to consider any issues raised. This includes, but is not limited to, an obligation by the Insurance Company to inform the directors of the Trust whenever Contract owner voting instructions are to be disregarded. These responsibilities shall be carried out by the Insurance Company with a view only to the interests of the Contract owners and by the Distributor with a view only to the interests of Contract owners and Qualified Plan participants.
     7.3. If it is determined by a majority of the directors of the Trust, or a majority of the directors who are not interested persons of the Trust, any of its Funds, or the Distributor (the “Independent Directors”), that a material irreconcilable conflict exists, the Insurance Company and/or other Participating Insurance Companies or Qualified Plans that have executed participation agreements shall, at their expense and to the extent reasonably

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practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets attributable to some or all of the separate accounts from the Trust or any Fund and reinvesting those assets in a different investment medium, including (but not limited to) another Fund of the Trust, or submitting the question whether such segregation should be implemented to a vote of all affected variable contract owners and, as appropriate, segregating the assets of any appropriate group (e.g., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected variable contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account and obtaining any necessary approvals or orders of the SEC in connection therewith.
     7.4. If a material irreconcilable conflict arises because of a decision by the Insurance Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Insurance Company may be required, at the Trust’s election, to withdraw the affected Account’s investment in the Trust and terminate this Agreement with respect to that Account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented, and, until the end of that six month period, the Trust shall continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Trust.
     7.5. If a material irreconcilable conflict arises because a particular state insurance regulator’s decision applicable to the Insurance Company conflicts with the majority of other state regulators, then the Insurance Company will withdraw the affected Account’s investment in the Trust and terminate this Agreement with respect to that Account within six months after the directors of the Trust inform the Insurance Company in writing that they have determined that the state insurance regulator’s decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Until the end of the foregoing six month period, the Trust shall continue to accept and implement orders by the Insurance Company for the purchase (and redemption) of shares of the Trust.
     7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the Independent Directors shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Insurance Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the directors of the Trust determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Insurance Company will withdraw the Account’s investment in the Trust and terminate this Agreement within six (6) months after the directors of the Trust inform the Insurance

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Company in writing of the foregoing determination, provided, however, that the withdrawal and termination shall be limited to the extent required by the material irreconcilable conflict, as determined by a majority of the Independent Directors.
     7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent those rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to those Sections are contained in the Rule(s) as so amended or adopted.
ARTICLE VIII. Indemnification
     8.1. Indemnification By The Insurance Company
     8.1(a). The Insurance Company agrees to indemnify and hold harmless the Trust and each director, officer, employee or agent of the Trust, and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurance Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition, or redemption of the Trust’s shares or the Contracts and:
(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Insurance Company by or on behalf of the Trust for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or shares of the ;

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(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature of the Trust not supplied by the Insurance Company, or persons under its control) or wrongful conduct of the Insurance Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust Shares;
(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the Trust by or on behalf of the Insurance Company;
(iv) arise as a result of any failure by the Insurance Company to provide the services and furnish the materials under the terms of this Agreement; or
(v) arise out of or result from any material breach of any representation, warranty or agreement made by the Insurance Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurance Company, as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.
     8.1(b). The Insurance Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from that Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of that Indemnified Party’s duties or by reason of that Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to the Trust, whichever is applicable.
     8.1(c). The Insurance Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless that Indemnified Party shall have notified the Insurance Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon that Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Insurance Company of its obligations hereunder except to the extent that the Insurance Company has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Insurance Company of any such claim shall not relieve the Insurance Company from any liability which it may have to the Indemnified Party against whom the action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Insurance

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Company shall be entitled to participate, at its own expense, in the defense of the action. The Insurance Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Insurance Company, the Insurance Company shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Insurance Company be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Insurance Company to the Indemnified Party of the Insurance Company’s election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurance Company will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by the party independently in connection with the defense thereof other than reasonable costs of investigation.
     8.1(d). The Indemnified Parties will promptly notify the Insurance Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Trust’s shares or the Contracts or the operation of the Trust.
     8.2. Indemnification by the Distributor
     8.2(a). The Distributor agrees to indemnify and hold harmless the Insurance Company and each of its directors, officers, employees or agents, and each person, if any, who controls the Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale, acquisition or redemption of the Trust’s shares or the Contracts and:
(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if the statement or omission or alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Distributor or the Trust by or on behalf of the Insurance Company for use in the registration statement, prospectus, or statement of additional information for the Trust or in sales

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literature (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Trust shares;
(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Trust, the Distributor or persons under their control, with respect to the sale or distribution of the Contracts or shares of the Trust;
(iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to the Insurance Company by or on behalf of the Trust;
(iv) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement); or
(v) arise out of or result from any material breach of any representation, warranty or agreement made by the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Distributor;
as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof.
     8.2(b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from the Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party’s duties or by reason of the Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Insurance Company or the Account, whichever is applicable.
     8.2(c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Distributor of its obligations hereunder except to the extent that the Distributor has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the

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Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Distributor, the Distributor shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Distributor be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Distributor to the Indemnified Party of the Distributor’s election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation.
     8.2(d) The Insurance Company agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.
     8.3 Indemnification By the Trust
     8.3(a). The Trust agrees to indemnify and hold harmless the Insurance Company, and each of its directors, officers, employees and agents, and each person, if any, who controls the Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as those losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements result from the gross negligence, bad faith or willful misconduct of any director(s) of the Trust, are related to the operations of the Trust or:
(i) arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement (including a failure to comply with the diversification requirements specified in Article VI of this Agreement);
(ii) arise out of or result from any material breach of any representation, warranty or agreement made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; or
(iii) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or

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capital gain distribution rate for any Fund. With respect to net asset value information, the Trust will make a determination, in accordance with SEC guidelines, as to whether an error has occurred. Any correction of pricing errors shall be accomplished using the least costly corrective action, as agreed to by the Trust in writing. In no event shall the Trust be required to reimburse for pricing errors caused by conditions beyond the control of the Trust or its agent, including, but not limited to, Acts of God, fires, electrical or phone outages.
as limited by, and in accordance with the provisions of, Sections 8.3(b) and 8.3(c) hereof.
     8.3(b). The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party that may arise from the Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of the Indemnified Party’s duties or by reason of the Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to the Insurance Company, the Trust, the Distributor or the Account, whichever is applicable.
     8.3(c). The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless the Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Indemnified Party (or after the Indemnified Party shall have received notice of such service on any designated agent). Notwithstanding the foregoing, the failure of any Indemnified Party to give notice as provided herein shall not relieve the Trust of its obligations hereunder except to the extent that the Trust has been prejudiced by such failure to give notice. In addition, any failure by the Indemnified Party to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action; provided, however, that if the Indemnified Party shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Trust, the Trust shall not have the right to assume said defense, but shall pay the costs and expenses thereof (except that in no event shall the Trust be liable for the fees and expenses of more than one counsel for Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances). After notice from the Trust to the Indemnified Party of the Trust’s election to assume the defense thereof, and in the absence of such a reasonable conclusion that there may be different or additional defenses available to the Indemnified Party, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to that party under this Agreement for any legal or other expenses subsequently incurred by that party independently in connection with the defense thereof other than reasonable costs of investigation.

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     8.3(d). The Insurance Company and the Distributor agree promptly to notify the Trust of the commencement of any litigation or proceedings against it or any of its respective officers or directors in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Trust.
ARTICLE IX. Applicable Law
     9.1. This Agreement shall be construed and provisions hereof interpreted under and in accordance with the laws of the State of Arkansas.
     9.2. This Agreement shall be subject to the provisions of the 1933, 1934, and 1940 Acts, and the rules and regulations and rulings thereunder, including any exemptions from those statutes, rules and regulations the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.
ARTICLE X. Termination
     10.1. This Agreement shall terminate:
(i) at the option of any party upon six months advance written notice to the other parties; or
(ii) at the option of the Insurance Company to the extent that shares of Funds are not reasonably available to meet the requirements of the Contracts as determined by the Insurance Company, provided, however, that such a termination shall apply only to the Fund(s) not reasonably available. Prompt written notice of the election to terminate for such cause shall be furnished by the Insurance Company to the Trust and the Distributor; or
(iii) at the option of the Trust or the Distributor, in the event that formal administrative proceedings are instituted against the Insurance Company by the NASD, the SEC, an insurance commissioner or any other regulatory body regarding the Insurance Company’s duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Trust’s shares, provided, however, that the Trust determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Insurance Company to perform its obligations under this Agreement; or
(iv) at the option of the Insurance Company in the event that formal administrative proceedings are instituted against the Trust or the Distributor by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided, however, that the Insurance Company determines in its sole judgment exercised in good faith, that any such

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administrative proceedings will have a material adverse effect upon the ability of the Trust or the Distributor to perform its obligations under this Agreement; or
(v) with respect to any Account, upon requisite vote of the Contract owners having an interest in that Account (or any subaccount) to substitute the shares of another investment company for the corresponding Fund shares in accordance with the terms of the Contracts for which those Fund shares had been selected to serve as the underlying investment media. The Insurance Company will give at least 30 days’ prior written notice to the Trust of the date of any proposed vote to replace the Trust’s shares; or
(vi) at the option of the Insurance Company, in the event any of the Trust’s shares are not registered, issued or sold in accordance with applicable state and/or federal law or exemptions therefrom, or such law precludes the use of those shares as the underlying investment media of the Contracts issued or to be issued by the Insurance Company; or
(vii) at the option of the Insurance Company, if the Trust ceases to qualify as a regulated investment company under Subchapter M of the Code or under any successor or similar provision, or if the Insurance Company reasonably believes that the Trust may fail to so qualify; or
(viii) at the option of the Insurance Company, if the Trust fails to meet the diversification requirements specified in Article VI hereof; or
(ix) at the option of either the Trust or the Distributor, if (1) the Trust or the Distributor, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that the Insurance Company has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of either the Trust or the Distributor, (2) the Trust or the Distributor shall notify the Insurance Company in writing of that determination and its intent to terminate this Agreement, and (3) after considering the actions taken by the Insurance Company and any other changes in circumstances since the giving of such a notice, the determination of the Trust or the Distributor shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or
(x) at the option of the Insurance Company, if (1) the Insurance Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Trust or the Distributor has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or material adverse publicity will have a material adverse impact upon the business and operations of the Insurance Company, (2) the Insurance Company shall notify the Trust and the

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Distributor in writing of the determination and its intent to terminate the Agreement, and (3) after considering the actions taken by the Trust and/or the Distributor and any other changes in circumstances since the giving of such a notice, the determination shall continue to apply on the sixtieth (60th) day following the giving of the notice, which sixtieth day shall be the effective date of termination.
     10.2. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 10.1(a) may be exercised for any reason or for no reason.
     10.3. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties to this Agreement of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,
(i) In the event that any termination is based upon the provisions of Article VII, or the provision of Section 10.1(a), 10.1(i) or 10.1(j) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions; and
(ii) in the event that any termination is based upon the provisions of Section 10.1(c) or 10.1(d) of this Agreement, the prior written notice shall be given at least ninety (90) days before the effective date of termination; provided that any party may terminate this Agreement immediately with respect to any Fund if such party reasonably determines that continuing to perform under this Agreement would violate any state or federal law.
     10.4. Notwithstanding any termination of this Agreement, subject to Section 1.2 of this Agreement and for so long as the Trust continues to exist, the Trust and the Distributor shall at the option of the Insurance Company, continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (“Existing Contracts”). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments from any other investment option to any Fund, redeem investments in the Trust and/or invest in the Trust upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.4 shall not apply to any terminations under Article VII and the effect of Article VII terminations shall be governed by Article VII of this Agreement.
     10.5. The Insurance Company shall not redeem Trust shares attributable to the Contracts (as opposed to Trust shares attributable to the Insurance Company’s assets held in the Account) except (i) as necessary to implement Contract-owner-initiated transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (a “Legally Required Redemption”). Upon request, the Insurance Company will promptly furnish to the Trust and the Distributor the opinion of counsel for the Insurance Company (which counsel shall be reasonably satisfactory to the Trust and the Distributor) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption.

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ARTICLE XI. Notices
     Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of that other party set forth below or at such other address as the other party may from time to time specify in writing.
If to the Trust:
Transamerica Series Trust
570 Carillon Parkway
St. Petersburg, Florida 33716
Attention: General Counsel
If to the Insurance Company:
Merrill Lynch Life Insurance Company
570 Carillon Parkway
St. Petersburg, Florida 33716
Attention: Dennis P. Gallagher
If to the Distributor:
Transamerica Capital, Inc.
4600 South Syracuse Street
Suite 1100
Denver, Colorado 80237
Attention: General Counsel
ARTICLE XII. Miscellaneous
     12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party unless and until that information may come into the public domain.
     12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
     12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

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     12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
     12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit those authorities reasonable access to its books and records in connection with any lawful investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
     12.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
     12.7. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, that no party may assign this Agreement without the prior written consent of the others.
     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

MERRILL LYNCH LIFE INSURANCE COMPANY

By: Name:	/s/ Arthur D. Woods Arthur D. Woods
Title:	Vice President

TRANSAMERICA SERIES TRUST

By:	/s/ Christopher A. Staples

Name:	Christopher A. Staples
Title:	Vice President

TRANSAMERICA CAPITAL, INC.

By:	/s/ Brenda L. Smith

Name:	Brenda L. Smith
Title:	Assistant Vice President

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Schedule A
Accounts

Date of Resolution of Insurance Company’s
Name of Account	Board which Established the Account

Merrill Lynch Life Variable Annuity Separate Account A	August 6, 1991

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Schedule B
Contracts
Merrill Lynch Investor Choice AnnuitySM
Investor Series

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Schedule C
to
Participation Agreement
Service Class Shares
Name of Fund
Transamerica Convertible Securities VP
Transamerica Equity VP
Transamerica Growth Opportunities VP
Transamerica Small/Mid Cap Value VP

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Schedule D
Proxy Voting Procedure
     The following is a list of procedures and corresponding responsibilities for the handling of proxies relating to the Trust by the Distributor, the Trust and the Insurance Company. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term “Insurance Company” shall also include the department or third party assigned by the Insurance Company to perform the steps delineated below.
1.	The number of proxy proposals is given to the Insurance Company by the Distributor as early as possible before the date set by the Trust for the shareholder meeting to facilitate the establishment of tabulation procedures. At this time the Distributor will inform the Insurance Company of the Record, Mailing and Meeting dates. This will be done verbally, with confirmation following promptly in writing, approximately two months before meeting.

2.	Promptly after the Record Date, the Insurance Company will perform a “tape run”, or other activity, which will generate the names, addresses and number of units which are attributed to each contract-owner/policyholder (the “Customer”) as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers’ accounts of the Record Date.
     Note: The number of proxy statements is determined by the activities described in Step #2. The Insurance Company will use its best efforts to call in the number of Customers to the Distributor, as soon as possible, but no later than one week after the Record Date.
3.	The text and format for the Voting Instruction Cards (“Cards” or “Card”) is provided to the Insurance Company by the Trust. The Insurance Company, at its expense, shall produce and personalize the Voting Instruction cards. the Distributor must approve the Card before it is printed. Allow approximately 2-4 business days for printing information on the Cards. Information commonly found on the Cards includes:
a.	name (legal name as found on account registration)

b.	address

c.	Fund or account number

d.	coding to state number of units

e.	individual Card number for use in tracking and verification of votes (already on Cards as printed by the Trust).
(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

4.	During this time, the Distributor will develop, produce, and the Trust will pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Insurance Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Insurance Company). Contents of envelope sent to customers by Insurance Company will include:

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a.	Voting Instruction Card(s)

b.	One proxy notice and statement (one document)

c.	Return envelope (postage pre-paid by Insurance Company) addressed to the Insurance Company or its tabulation agent

d.	“Urge buckslip” — optional, but recommended. (This is a small, single sheet of paper that requests Contract owners to vote as quickly as possible and that their vote is important. One copy will be supplied by the Trust.)

e.	Cover letter — optional, supplied by Insurance Company and reviewed and approved in advance by the Distributor.
5.	The above contents should be received by the Insurance Company approximately 3-5 business days before mail date, and in no event later than 3 business days before mail date. Individual in charge at Insurance Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Distributor.

6.	Package mailed by the Insurance Company.
*	The Trust must allow at least a 15-day solicitation time to the Insurance Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including) the meeting, counting backwards.
7.	Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often-used procedure is to sort cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company’s internal procedure.

8.	If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to the Customer with an explanatory letter, a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Such mutilated or illegible Cards are “hand verified,” i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

9.	There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

10.	The actual tabulation of votes is done in units and then converted to shares. (It is very important that the Trust receives the tabulations stated in terms of a percentage

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and the number of shares.) The Distributor must review and approve tabulation format.

11.	Final tabulation in shares is verbally given by the Insurance Company to the Distributor on the day of the meeting not later than 1:00 p.m. Eastern time. The Distributor may request an earlier deadline if required to calculate the vote in time for the meeting.

12.	A Certificate of Mailing and Authorization to Vote Shares will be required from the Insurance Company as well as an original copy of the final vote. The Distributor will provide a standard form for each Certification.

13.	The Insurance Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Distributor will be permitted reasonable access to such Cards.

14.	All approvals and “signing-off” may be done orally, but must always be followed up in writing. For this purpose, signatures transmitted by facsimile will be acceptable.

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Exhibit I
Procedures for Pricing and Order/Settlement Through Securities Clearing Corporation’s Mutual Fund
Profile System and Mutual Fund Settlement, Entry and Registration Verification System
1. As provided in Section 1.1 of the Participation Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Fund shares through National Securities Clearing Corporation (“‘NSCC”) and its subsidiary systems as follows:
(a)	The Distributor or its affiliates will furnish to Company or its affiliate through NSCC’s Mutual Fund Profile System (“MFPS”) (1) the most current net asset value information for each Fund and (2) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. The Distributor or its affiliates will furnish to the Company via e-mail a schedule of anticipated dividend and distribution payment dates for each Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Fund’s ex-date. All such information shall be furnished to Company or its affiliate by 6:30 pm. Eastern Time on each business day that the Fund is open for business (each a “Business Day’) or at such other time as that information becomes available. Changes in pricing information will be communicated to both NSCC and Company.

(b)	Generally, settlement will occur one business day following trade date. Upon receipt of Fund purchase, exchange and redemption instructions for acceptance as of the time at which a Fund’s net asset value is calculated as specified in such Fund’s prospectus (“Close of Trading”) on each Business Day (“Instructions”), and upon its determination that there are good funds with respect to Instructions involving the purchase of Shares, Company or its affiliate will calculate the net purchase or redemption order for each Fund. Orders for net purchases or net redemptions derived from Instructions received by Company or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC’s Mutual Fund Settlement, Entry and Registration Verification System (“Fund/SERV”) by 5:00 a.m. Eastern Time on the next Business Day. Subject to Company’s or its affiliate’s compliance with the foregoing, Company or its affiliate will be considered the agent of the Distributor and the Funds, and the Business Day on which Instructions are received by Company or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Funds are deemed purchased, exchanged, or redeemed pursuant to such Instructions. Instructions received in proper form by Company or its affiliate after the Close of Trading on any given Business Day will he treated as if received on the next following Business Day.

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Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Fund’s then current prospectuses.
(c)	Company or its affiliate will wire payment for net purchase orders by the Fund’s NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by Company or its affiliate no later than 5:00 p.m. Eastern time on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

(d)	NSCC will wire payment for net redemption orders by Fund, in immediately available funds, to an NSCC settling bank account designated by Company or its affiliate by 5:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in a Funds prospectus and statement of additional information.

(e)	With respect to (c) or (d) above, if Distributor does not send a confirmation of Company’s or its affiliate’s purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day’s payment cycle, payment for such purchases or redemptions will be made the following Business Day.

(f)	If on any day Company or its affiliate, or Distributor is unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to Distributor or Company or its affiliate, as applicable, as is otherwise provided in the Agreement.

(g)	These procedures are subject to any additional terms in each Fund’s prospectus and the requirements of applicable law. The Funds reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Fund.
2. Company or its affiliate, Distributor and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreements with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and Fund/SERV system and the Networking Matrix Level utilized.
3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Exhibit.

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